Ex. 99.28(d)(25)(xiii)

Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Goldman Sachs Asset Management, L.P.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Goldman Sachs Asset Management, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the reorganizations of the JNL/Goldman Sachs Emerging Markets Debt Fund into the JNL/DoubleLine® Emerging Markets Fixed Income Fund and the JNL/S&P Mid 3 Fund into the JNL/Mellon S&P 400 MidCap Index Fund, thereby terminating the Agreement with respect to the JNL/Goldman Sachs Emerging Markets Debt Fund and the JNL/S&P Mid 3 Fund, effective April 27, 2020.

Whereas, the Parties have agreed to amend the Agreement to remove the JNL/Goldman Sachs Emerging Markets Debt Fund and the JNL/S&P Mid 3 Fund and their respective sub-advisory fees, effective April 27, 2020.

Whereas, the Board approved the following Fund name changes for the following Funds, effective April 27, 2020:

Fund Name Changes:

1)	JNL/S&P Competitive Advantage Fund change to JNL/Goldman Sachs Competitive Advantage Fund;

2)	JNL/S&P Dividend Income & Growth Fund change to JNL/Goldman Sachs Dividend Income & Growth Fund;

3)	JNL/S&P Intrinsic Value Fund change to JNL/Goldman Sachs Intrinsic Value Fund;

4)	JNL/S&P Total Yield Fund change to JNL/Goldman Sachs Total Yield Fund;

5)	JNL/S&P International 5 Fund change to JNL/Goldman Sachs International 5 Fund;

6)	JNL/S&P Managed Conservative Fund change to JNL/Goldman Sachs Managed Conservative Fund;

7)	JNL/S&P Managed Moderate Fund change to JNL/Goldman Sachs Managed Moderate Fund;

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8)	JNL/S&P Managed Moderate Growth Fund change to JNL/Goldman Sachs Managed Moderate Growth Fund;

9)	JNL/S&P Managed Growth Fund change to JNL/Goldman Sachs Managed Growth Fund; and

10)	JNL/S&P Managed Aggressive Growth Fund change to JNL/Goldman Sachs Managed Aggressive Growth Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2020, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 27, 2020, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of April 27, 2020.

Jackson National Asset Management, LLC		Goldman Sachs Asset Management, L.P.

By:	/s/ Emily J. Bennett	By:	/s/ Marci Green
Name:	Emily J. Bennett	Name:	Marci Green
Title:	Assistant Vice President and Associate General Counsel	Title:	Managing Director

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Schedule A

Dated April 27, 2020

Funds
JNL/Goldman Sachs Managed Growth Fund [1,2]
JNL/Goldman Sachs Managed Conservative Fund [1,2]
JNL/Goldman Sachs Managed Moderate Growth Fund [1,2]
JNL/Goldman Sachs Managed Moderate Fund [1,2]
JNL/Goldman Sachs Managed Aggressive Growth Fund [1,2]
JNL/Goldman Sachs Competitive Advantage Fund [1]
JNL/Goldman Sachs Dividend Income & Growth Fund [1]
JNL/Goldman Sachs International 5 Fund [1]
JNL/Goldman Sachs Intrinsic Value Fund [1]
JNL/Goldman Sachs Total Yield Fund [1]

1)	The “JNL Goldman Sachs Funds”.

2)	The “JNL Goldman Sachs Managed Funds” - the underlying funds available for investment by these funds of funds are limited to the funds offered on the Adviser’s platform; provided that to the extent any underlying funds on the Adviser’s platform are funds managed by the Sub-Adviser (“GSAM Funds”), the Sub-Adviser will only recommend an investment be made by a JNL Goldman Sachs Managed Fund in a GSAM Fund if it is the only available option to such JNL Goldman Sachs Managed Fund for a particular asset or sub-asset class.

A-1

Schedule B

Dated April 27, 2020

(Compensation)

Group 1:
Funds
JNL/Goldman Sachs Managed Growth Fund
JNL/Goldman Sachs Managed Conservative Fund
JNL/Goldman Sachs Managed Moderate Growth Fund
JNL/Goldman Sachs Managed Moderate Fund
JNL/Goldman Sachs Managed Aggressive Growth Fund
Assets	Annual Rate
$0 to $8 Billion Over $8 Billion	0.02% 0.01%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

Group 2:
Funds
JNL/Goldman Sachs Competitive Advantage Fund
JNL/Goldman Sachs Dividend Income & Growth Fund
JNL/Goldman Sachs International 5 Fund
JNL/Goldman Sachs Intrinsic Value Fund
JNL/Goldman Sachs Total Yield Fund
Assets	Annual Rate
$0 to $1Billion Next $2 Billion Over $3 Billion	0.08% 0.07% 0.05%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

B-1